PRIVATE PLACEMENT PURCHASE AGREEMENT

___________________ (including any other persons or entities purchasing Notes (as defined below) hereunder for whom the undersigned Holder holds contractual and investment authority, the “Holder”) enters into this Private Placement Purchase Agreement (the “Agreement”) with PDL BioPharma, Inc.  (the “Company”) on ___________, 2010 whereby the Holder will purchase (the “Purchase”) a portion of the Company’s ______% Convertible Senior Notes due 2015 (the “Notes”) that will be issued pursuant to the provisions of an Indenture dated as of ____________, 2010 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as it may be supplemented or amended from time to time (the “Indenture”).

On and subject to the terms hereof, the parties hereto agree as follows:

Article I:  Purchase of Notes

Subject to the terms set forth in this Agreement, the Holder hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Holder, the following principal amount of the Notes for the cash purchase price specified below:

Principal Amount of Notes to be Purchased: $	(the “Purchased Notes”).

Purchase Price: ______% of the principal amount of the Purchased Notes ($                               ) (the “Purchase Price”).

The closing of the Purchase (the “Closing”) shall occur on a date (the “Closing Date”) no later than three business days after the date of this Agreement.  At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company the Purchase Price, and (b) the Company shall issue to the Holder the Purchased Notes; provided, however, that the parties acknowledge that the issuance of the Purchased Notes to the Holder may be delayed due to procedures and mechanics within the system of the Depository Trust Company and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of one or more global notes representing the Purchased Notes, (ii) such delay is no longer than three business days, and (iii) interest shall accrue on such Purchased Notes from the Closing Date.  Simultaneously with or after the Closing, the Company may issue Notes to one or more other investors.

Article II:  Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Holder, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, and all such covenants, representations and warranties shall survive the Purchase.

Section 2.1          Power and Authorization.  The Company is duly incorporated, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement and the Indenture, to perform its obligations hereunder and thereunder, and to consummate the Purchase contemplated hereby.

Section 2.2          Valid and Enforceable Agreements; No Violations.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).  At the Closing, the Indenture, substantially in the form of Exhibit A hereto, will have been duly executed and delivered by the Company and will govern the terms of the Purchased Notes, and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.  This Agreement, the Indenture and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

Section 2.3          Validity of the Purchased Notes.  The Purchased Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Holder pursuant to the Purchase in accordance with the terms of this Agreement, the Purchased Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions, and the issuance of the Purchased Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights.  Assuming the accuracy of the Holder’s representations and warranties hereunder, the Purchased Notes (a) will be issued in the Purchase exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and (b) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Purchased Notes.

Section 2.4          Validity of Underlying Common Stock.  The Purchased Notes will be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Purchased Notes.  The Conversion Shares have been duly authorized and reserved by the Company for issuance upon conversion of the Purchased Notes and, when issued upon conversion of the Purchased Notes in accordance with the terms of the Purchased Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 2.5          Listing Approval.  At the Closing Date, the Conversion Shares shall be listed on the NASDAQ Stock Market.

Section 2.6          Disclosure.  On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K disclosing all material terms of the Purchase and certain other matters concerning the Company (to the extent not previously publicly disclosed).

Article III:  Covenants, Representations and Warranties of the Holder

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing  Date, to the Company, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, and all such covenants, representations and warranties shall survive the Purchase.

Section 3.1          Power and Authorization.  The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Purchase contemplated hereby.  If the Holder that is signatory hereto is executing this Agreement to effect the purchase of Notes by one or more other persons or entities (who are thus included in the definition of “Holder” hereunder), (a) such signatory Holder has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each such other person or entity that is acquiring Purchased Notes, and (b) Exhibit B hereto is a true, correct and complete list of (i) the name of each party acquiring (as beneficial owner) Purchased Notes hereunder, and (ii) the principal amount of Purchased Notes being acquired by such Holder.

Section 3.2          Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.  This Agreement and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder.

Section 3.3          Qualified Institutional Buyer.  The Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

Section 3.4          Restricted Stock.  The Holder (a) acknowledges that the issuance of the Purchased Notes pursuant to the Purchase, and the issuance of any of the Conversion Shares upon conversion of the Purchased Notes, have not been and will not be registered under the Securities Act or any state securities laws, and the Purchased Notes and Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that evidence of the Purchased Notes and Conversion Shares will bear a legend to such effect, and (b) is purchasing the Purchased Notes and Conversion Shares for investment purposes only, for the account of the Holder and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Purchased Notes or Conversion Shares in a manner that would violate the registration requirements of the Securities Act.  The Holder is able to bear the economic risk of holding the Purchased Notes and Conversion Shares for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Notes and Conversion Shares.  The Holder has received all such information regarding the Purchase and the Purchased Notes and Conversion Shares as it deems necessary to make a decision with respect to the Purchase.

Section 3.5          No Affiliate Status.  The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

Section 3.6          No Illegal Transactions.  The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Holder was first contacted by either the Company, Lazard Frères & Co. LLC or Lazard Capital Markets LLC or any other person regarding an investment in the Purchased Notes or the Company.  Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Solely for purposes of this Section 3.6, subject to the Holder's compliance with its obligations under the U.S. federal securities laws and the Holder's internal policies, “Holder” shall not be deemed to include any subsidiaries or affiliates of the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Holder's legal or compliance department (and thus have not been privy to any information concerning the Purchase).

Section 3.7          Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase and has had the opportunity to review the Company’s filings with the SEC, including, without limitation, all filings made pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, (c) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the exchange of the Existing Notes pursuant hereto and to make an informed investment decision with respect to such Purchase and (d) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, except for (A) the publicly available filings made by the Company with the SEC under the Exchange Act, and (B) the representations and warranties made by the Company in this Agreement.

Section 3.8          No Public Market. The Holder understands that no public market exists for the Purchased Notes, and that there is no assurance that a public market will ever develop for the Purchased Notes.

Article IV:  Miscellaneous

Section 4.1          Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2          Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3          Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.4          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“HOLDER”:	“COMPANY”:

PDL BIOPHARMA, INC.

By:	By:

Name:	Name:

Title:	Title:

Signature Pages to Purchase Agreement
[Name of Holder]

EXHIBIT A
Form of Indenture

EXHIBIT B
Purchasing Beneficial Owners

Name of Beneficial Owner	Principal Amount of Purchased Notes